LITHIA REPORTS RECORD FIRST QUARTER 2018 RESULTS, INCREASES REVENUE 19%
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INCREASES DIVIDEND TO $0.29 PER SHARE FOR FIRST QUARTER

Medford, Oregon, April 25, 2018 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest first quarter revenue and earnings per share in company history and the 30th consecutive quarter of record results.

First quarter 2018 net income per diluted share was $2.07, a 3% increase over $2.01 per diluted share reported in the first quarter of 2017, and a 16% increase compared to adjusted net income of $1.78 per diluted share in the same period of 2017. First quarter 2018 net income was $52 million, a 3% increase over $51 million reported in the first quarter of 2017, and a 16% increase compared to adjusted net income of $45 million for the same period of 2017.

The 2018 first quarter results contained no adjustments. As shown in the attached non-GAAP reconciliation tables, the 2017 first quarter adjusted results exclude a $0.23 non-core benefit related to legal settlements with two Original Equipment Manufacturers.

First quarter 2018 revenue increased 19% to $2.7 billion from $2.2 billion in the first quarter of 2017.

First Quarter-over-Quarter Operating Highlights:

•	Total same store sales were flat

•	New vehicle same store sales decreased 2%

•	Used vehicle retail same store sales increased 5%

•	Same store F&I per unit was $1,380

•	Service, body and parts same store sales increased 3%

•	SG&A expense as a percentage of gross profit was 72.9%

•	Online traffic up 24% over prior year

•	81% of US population within 500 miles of our delivery and service centers

"Vehicle sales improved sequentially each month of the quarter," said Bryan DeBoer, President and CEO. "January and February were softer than expected and we experienced more severe weather than typical in the Northeast throughout the quarter. Despite the slower start, we finished strong with a record March, generating over 70% of our earnings. We expect this momentum to continue throughout 2018 and beyond. While fixed operations remains strong, sales shortfalls in January and February created an urgent call to action for our leaders to more aggressively pursue the over $200 million in unrealized earnings potential available to us."

Corporate Development
During the first quarter, we added Honda and Acura points in Buffalo, New York; the Day Group in Pittsburgh, Pennsylvania and six locations from the Prestige Family of Fine Cars in Bergen County, New Jersey. Additionally, we divested a Mazda Volvo location in Fresno, California. In April 2018, we added Broadway Ford in Idaho Falls, Idaho and Buhler Ford in Eatontown, New Jersey and divested a Mitsubishi franchise in Fresno, California. We estimate our new locations will add a net $1.4 billion in annualized revenues.

"We continue to expand and optimize our network of local customer service and delivery centers," said DeBoer. "With two-thirds of the year remaining, we have nearly eclipsed the amount of revenue acquired in 2017. We see significant opportunities in the market that are more attractively priced than in the recent past."

Balance Sheet Update
We ended the first quarter with $69 million in cash and $65 million in availability under our credit facility. Additionally, approximately $347 million of our operating real estate is currently unfinanced, which we estimate could provide $260 million in capital, for total potential liquidity of $394 million.

Dividend Payment and Share Repurchases
Our Board of Directors has approved a 7% increase in our dividend to $0.29 per share related to first quarter 2018 financial results. We expect to pay the dividend on May 25, 2018 to shareholders of record on May 11, 2018.

Year to date, we have repurchased 90,000 shares at a weighted average price of $98.02 per share. Under our existing $250 million share repurchase authorization, approximately $154 million remains available.

Earnings Outlook
For 2018, we reaffirm our outlook of full year revenues of $12.0 to $12.5 billion and earnings per share of $10.60. Actual results may be affected by items described under Forward-Looking Statements below.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter conference call may be accessed at 11:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500 (#318-2017) with 186 stores representing 28 brands in 18 states. We offer vehicles online and through our nationwide retail network. Our "Growth Powered by People" strategy drives us to innovate and continuously improve the customer experience.

Sites
www.lithiamotors.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•
Expected operating results, such as improved store efficiency and performance; achieving a 2018 full year earnings target of $10.60 per diluted share and all projections set forth under the headings "Earnings Outlook";

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended March 31,		%
			Increase
	2018	2017	(Decrease)
Revenues:
New vehicle retail	$1,454,725	$1,210,304	20.2%
Used vehicle retail	715,574	602,223	18.8
Used vehicle wholesale	75,955	71,503	6.2
Finance and insurance	106,505	86,777	22.7
Service, body and parts	285,697	232,574	22.8
Fleet and other	21,223	32,720	(35.1)
Total revenues	2,659,679	2,236,101	18.9%
Cost of sales:
New vehicle retail	1,367,778	1,140,186	20.0
Used vehicle retail	641,963	533,440	20.3
Used vehicle wholesale	75,029	69,986	7.2
Service, body and parts	147,289	119,380	23.4
Fleet and other	19,509	31,457	(38.0)
Total cost of sales	2,251,568	1,894,449	18.9
Gross profit	408,111	341,652	19.5%
SG&A expense	297,494	242,772	22.5
Depreciation and amortization	16,854	12,739	32.3
Income from operations	93,763	86,141	8.8%
Floor plan interest expense	(13,534)	(8,052)	68.1
Other interest expense	(11,806)	(6,671)	77.0
Other income (expense), net	1,374	9,845	NM
Income before income taxes	69,797	81,263	(14.1)%
Income tax expense	(17,736)	(30,536)	(41.9)
Income tax rate	25.4%	37.6%
Net income	$52,061	$50,727	2.6%

Diluted net income per share:
Net income per share	$2.07	$2.01	3.0%

Diluted shares outstanding	25,158	25,250	(0.4)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2018	2017	(Decrease)
Gross margin
New vehicle retail	6.0%	5.8%	20	bps
Used vehicle retail	10.3	11.4	(110)
Finance and insurance	100.0	100.0	—
Service, body and parts	48.4	48.7	(30)
Gross profit margin	15.3	15.3	—

Unit sales
New vehicle retail	41,497	35,616	16.5%
Used vehicle retail	36,114	30,783	17.3
Total retail units sold	77,611	66,399	16.9

Average selling price
New vehicle retail	$35,056	$33,982	3.2%
Used vehicle retail	19,814	19,563	1.3

Average gross profit per unit
New vehicle retail	$2,095	$1,969	6.4%
Used vehicle retail	2,038	2,234	(8.8)
Finance and insurance	1,372	1,307	5.0
Total vehicle(1)	3,453	3,422	0.9

Revenue mix
New vehicle retail	54.7%	54.1%
Used vehicle retail	26.9	26.9
Used vehicle wholesale	2.9	3.2
Finance and insurance, net	4.0	3.9
Service, body and parts	10.7	10.4
Fleet and other	0.8	1.5

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2018	2017	2018	2017
SG&A as a % of revenue	11.2%	10.9%	11.2%	10.9%
SG&A as a % of gross profit	72.9	71.1	72.9	71.1
Operating profit as a % of revenue	3.5	3.9	3.5	3.9
Operating profit as a % of gross profit	23.0	25.2	23.0	25.2
Pretax margin	2.6	3.2	2.6	3.6
Net profit margin	2.0	2.0	2.0	2.3

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2018	2017	(Decrease)
Revenues
New vehicle retail	$1,183,204	$1,201,912	(1.6)%
Used vehicle retail	622,389	595,041	4.6
Finance and insurance	90,509	86,130	5.1
Service, body and parts	235,952	229,562	2.8
Total revenues	2,212,725	2,216,262	(0.2)

Gross profit
New vehicle retail	$68,102	$69,091	(1.4)%
Used vehicle retail	65,878	68,260	(3.5)
Finance and insurance	90,509	86,130	5.1
Service, body and parts	116,078	111,724	3.9
Total gross profit	342,759	337,953	1.4

Gross margin
New vehicle retail	5.8%	5.7%	10	bps
Used vehicle retail	10.6	11.5	(90)
Finance and insurance	100.0	100.0	—
Service, body and parts	49.2	48.7	50
Gross profit margin	15.5	15.2	30

Unit sales
New vehicle retail	33,886	35,415	(4.3)%
Used vehicle retail	31,677	30,404	4.2

Average selling price
New vehicle retail	$34,917	$33,938	2.9%
Used vehicle retail	19,648	19,571	0.4

Average gross profit per unit
New vehicle retail	$2,010	$1,951	3.0%
Used vehicle retail	2,080	2,245	(7.3)
Finance and insurance	1,380	1,309	5.4
Total vehicle(1)	3,433	3,418	0.4

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	March 31,	December 31,	March 31,
	2018	2017	2017
Days Supply(1)
New vehicle inventory	76	69	76
Used vehicle inventory	57	67	50
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of March 31, 2018
Current ratio	Not less than 1.10 to 1	1.21 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.41 to 1
Leverage ratio	Not more than 5.00 to 1	3.58 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2018	December 31, 2017
Cash and cash equivalents	$68,985	$57,253
Trade receivables, net	479,638	521,938
Inventories, net	2,365,924	2,132,744
Other current assets	56,893	70,847
Total current assets	$2,971,440	$2,782,782

Property and equipment, net	1,220,882	1,185,169
Intangibles	443,260	443,297
Other non-current assets	451,401	271,818
Total assets	$5,086,983	$4,683,066

Floor plan notes payable	1,977,952	1,919,026
Other current liabilities	525,973	381,955
Total current liabilities	$2,503,925	$2,300,981

Long-term debt	1,181,230	1,028,476
Other long-term liabilities and deferred revenue	274,723	270,391
Total liabilities	$3,959,878	$3,599,848

Stockholder's Equity	1,127,105	1,083,218
Total liabilities & stockholders' equity	$5,086,983	$4,683,066

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Three months ended March 31,
	2018	2017
Net income	$52,061	$50,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,854	12,739
Stock-based compensation	3,574	2,619
(Gain) loss on disposal of assets	(44)	279
Gain on sale of franchise	19	—
Deferred income taxes	2,688	(417)
(Increase) decrease:
Trade receivables, net	42,628	76,123
Inventories	(98,862)	(42,298)
Other assets	14,651	(3,776)
Increase (decrease):
Floor plan notes payable, net	17,692	2,429
Trade payables	6,933	(7,617)
Accrued liabilities	(13,574)	31,116
Other long-term liabilities and deferred revenue	4,253	4,750
Net cash provided by operating activities	$48,873	$126,674

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

	Three months ended March 31,
Net cash provided by operating activities	2018	2017
As reported	$48,873	$126,674
Floor plan notes payable, non-trade, net	47,841	(2,110)
Add: Borrowings on unsecured revolver to increase new vehicle floor plan capacity(1)	150,000	—
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(117,073)	—
Adjusted	$129,641	$124,564
(1) Indebtedness associated with a six month unsecured revolving credit facility to provide flooring capacity in anticipation of expanding syndicated credit facility in 2018.

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31, 2017
	As reported	OEM Settlement	Adjusted
Selling, general and administrative	$242,772	$—	$242,772

Income from operations	86,141	—	86,141

Other income (expense), net	9,845	(9,111)	734

Income before income taxes	$81,263	$(9,111)	$72,152
Income tax expense	(30,536)	3,423	(27,113)
Net income	$50,727	$(5,688)	$45,039

Diluted earnings per share	$2.01	$(0.23)	$1.78
Diluted share count	25,250

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Three months ended March 31,		%
			Increase
	2018	2017	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$52,061	$50,727	2.6%
Other interest expense	11,806	6,671	77.0
Income tax expense	17,736	30,536	(41.9)
Depreciation and amortization	16,854	12,739	32.3
EBITDA	$98,457	$100,673	(2.2)%

Other adjustments:
Less: used vehicle line of credit interest expense	(513)	(1,026)	(50.0)
Less: OEM legal settlements	—	(9,111)	NM
Adjusted EBITDA	$97,944	$90,536	8.2%

Leveraged EBITDA
Adjusted EBITDA	$97,944	$90,536	8.2%
Less: Capital expenditures	(42,004)	(16,039)	161.9
Leveraged EBITDA	$55,940	$74,497	(24.9)%